BANK OF VIRGINIA
2005 STOCK OPTION PLAN

EMPLOYEE STOCK OPTION AGREEMENT

THIS AGREEMENT made and entered into as of the 16th day of June, 2005, between Bank of Virginia, a Virginia corporation, (hereinafter called the “Company”) and ____________, (hereinafter called the “Employee”).

WHEREAS, the Company has determined that it is in the best interests of the Company to provide an incentive to Employee to acquire a proprietary interest in the Company and, as a stockholder, to share in its success, thus creating an added incentive for each Employee to counsel and consult effectively for the Company and in the Company’s interest; and

WHEREAS, the stock option evidenced by this agreement was granted by the Board of Directors on June 16, 2005; and

WHEREAS, participation in the Plan is effected by an award of the Board of Directors and the execution of this Employee Stock Option Agreement (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants hereafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

GRANT OF OPTION

The Company hereby grants to Employee, as of June 16, 2005, as a matter of this separate Agreement and not in lieu of any other compensation, the right and option (hereafter called the “Option”,) to purchase _____________ (_____) whole shares of authorized, but unissued, common stock of the Company, on the terms and conditions herein set forth. The Option granted hereunder shall be exercisable by Employee, subject to all terms and conditions set forth in the Plan and this Agreement. The Option is intended by the parties hereto to be, and shall be treated as, an incentive stock option (as such term is defined under Section 422 of the Internal Revenue Code of 1986).

PRICE OF OPTION SHARES

The purchase price of the shares of common stock subject to this Option shall be _____________ Dollars ($____) per share.

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INSTALLMENT EXERCISE

Subject to such further limitations as provided herein, this Option shall become exercisable in three (3) installments, the Employee having the right hereunder to purchase from the Company the following number of shares upon exercise of the Option on and after the following dates, in cumulative fashion:

on and after January 1, 2006 up to ______ shares; and

on and after January 1, 2007, up to ______ additional shares; and

on and after January 1, 2008, up to ______ additional shares.

Notwithstanding the foregoing, the Option shall be exercisable in full in the event of a Change in Control (as defined in the Plan.)

DEADLINE FOR EXERCISE OF OPTION

Subject to the terms of this Agreement, this Option may be exercised by Employee, in whole or in part, at any time within a period of ten (10) years from the day and year of the Option first above written.

PROCEDURE FOR EXERCISE OF OPTION

Employee shall exercise the Option by written notice to the Company, which notice shall specify the number of whole shares to be purchased and the effective date of the exercise (which shall be a date coinciding with or following the Company’s receipt of such notice), and which shall be accompanied by a personal or cashier’s check in full payment of the option price for such shares or by surrender of shares of the Company’s common stock with a fair market value equal to the option price for such shares. Until the Company receives such proper notice and payment, the Employee shall have no rights in the optioned shares of stock.

Employee agrees that none of the shares purchased by him under this Option shall be resold, except in accordance with Securities and Exchange Commission Rule 144, if applicable.

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LIMITATIONS ON TRANSFER OF OPTION

This Option shall not be transferable by Employee otherwise than by will and the applicable laws of descent and distribution. During the lifetime of Employee, this Option shall be exercisable only by him.

TERMINATION OF EMPLOYEE’S OPTION

In the event that Employee ceases to serve as an Employee of the Company for any reason, other than cause or the death of the Employee, the Option shall terminate three (3) months from the date on which he ceases to be an employee of the Company.

Notwithstanding (a) above, the Option shall terminate (i) immediately if the Employee is terminated for cause or he materially breaches any employment contract between him and the Company and (ii) twelve (12) months from the date of the Employee’s death.

For purposes of this Section Seven “cause” shall mean material failure of the Employee to perform his duties; unlawful business conduct; theft, commission of a felony; or a material violation of the Corporation’s work rules or policies. The term “cause” shall also include the failure of Employee for any reason, within three (3) days after receipt by Executive of written notice thereof from the Board of Directors of the Corporation to correct, cease, or otherwise alter any action or omission that materially or adversely affects the Corporation’s profits or operations.

GOVERNING LAW

This Agreement shall be governed by the laws of the Commonwealth of Virginia.

CONTROL BY TERMS OF PLAN

The terms of the Plan shall control the operation of this Agreement, except to the extent the Agreement provides terms not inconsistent with the Plan.

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IN WITNESS WHEREOF, parties hereto have caused the Agreement to be executed on the day and year first above written.

BANK OF VIRGINIA

Chairman

EMPLOYEE

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